Exhibit 99.1

OS Therapies Enters into Warrant Inducement Agreements

●	$7.53M gross proceeds raised from pre-existing investors, providing capital runway into 2027

●	All nine investors that were offered agreed to participate

●	Net proceeds to fund OST-HER2 regulatory approval submissions, commercial preparation activities and preparations for OS Animal Health proposed spinoff transaction

New York, NY, January 12, 2026 – OS Therapies Inc. (NYSE-A: OSTX) (“OS Therapies” or the “Company”), the world leader in listeria-based cancer immunotherapies, today announced that it launched a warrant exercise inducement and exchange offer to nine accredited investors (the “Holders”) that hold common stock purchase warrants issued in connection with the Company’s previous third quarter 2025 warrant exercise inducement and exchange offers (the “Existing Warrants”). All nine Holders offered have entered into inducement offer letter agreements with the Company to exercise or pre-fund for cash all of their Existing Warrants, providing a total of $7.53 million in gross proceeds to the Company. A description of the material terms of the transaction is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission.

Ceros Capital Markets, a division of Ceros Financial Services, Inc., acted as the exclusive warrant solicitation agent for the transaction.

The gross proceeds raised provide the Company runway into 2027, and the Company expects to use the net proceeds to support regulatory filings and commercial preparation activities related for OST-HER2 in the prevention or delay of recurrent, fully resected, pulmonary metastatic osteosarcoma in the U.S., UK and European Union (the “Human Metastatic Osteosarcoma Program”), to provide funding for the Company’s wholly owned subsidiary OS Animal Health’s proposed spinoff transaction preparations, and general corporate purposes.

“We greatly appreciate the support of our long-term shareholders who have been funding the Company since it was private,” said Chairman & CEO Paul Romness. “Now that we have addressed market concerns related to our cash position, we are poised to announce the biomarker data from the Phase 2b trial from our Human Metastatic Osteosarcoma Program and file for regulatory approval in the U.S. UK and EU. Additionally, we are excited about the spinoff of our wholly owned subsidiary OS Animal Health (“OSAH”) that is expected to result in OS Therapies shareholders becoming shareholders of OSAH.”

The Company reiterates its intention to file a Biologics Licensing Application (BLA) with the U.S. FDA under the Accelerated Approval Program (Accelerated Approval) by the end of January 2026. The Company intends to complete Marketing Authorisation Application (MAA) submissions to gain conditional marketing authorization with the U.K. Medicines and Healthcare products Regulatory Agency (MHRA) and Europe’s European Medicines Agency (EMA) by end of February 2026 and March 2026, respectively. The Company is hopeful to gain regulatory approval for OST-HER2 in the UK in the second quarter of 2026, in the United States in the third quarter or 2026 and in Europe by the end of the fourth quarter of 2026.

OST-HER2 has received FDA Orphan Disease Designation (ODD) and Fast Track Designation from FDA & EMA and has received Rare Pediatric Disease Designation (RPDD) from FDA. Under the RPDD program, if the Company receives Accelerated Approval prior to September 30, 2026, it will become eligible to receive a Priority Review Voucher (PRV) that it intends to monetize, subject to market conditions. The most recent publicly disclosed PRV sale, valued at $160 million, occurred in June 2025; however, there can be no assurance that the Company would realize a comparable value, if any, in connection with any future PRV sale.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in connection with the proposed spinoff or otherwise unless made in compliance with applicable securities laws. Any distribution of shares or other issuance of securities in connection with the proposed spinoff or otherwise will be made only pursuant to an effective registration statement or an applicable exemption from registration.

No assurance can be given that any initial public offering, direct listing, or spinoff of OSAH will occur, or that any such transaction, if undertaken, will be completed on the terms or within the timeline currently contemplated. Even if any such transaction is completed, no assurance can be given that the newly independent company will operate as expected, that anticipated benefits of such transaction will be realized or that the trading value of the parent company and the separated company, individually or in the aggregate, will equal or exceed the Company’s current value.

About OS Therapies

OS Therapies is a clinical stage oncology company focused on the identification, development, and commercialization of treatments for Osteosarcoma (OS) and other solid tumors. The Company is the world leader in listeria-based cancer immunotherapies. OST-HER2, the Company’s lead asset, is an immunotherapy leveraging the immune-stimulatory effects of Listeria bacteria to initiate a strong immune response targeting the HER2 protein. OST-HER2 has received Rare Pediatric Disease Designation (RPDD) from the U.S. Food & Drug Administration and Fast-Track and Orphan Drug designations from the U.S. FDA and European Medicines Agency. The Company reported positive data in its Phase 2b clinical trial of OST-HER2 in recurrent, fully resected, lung metastatic osteosarcoma, demonstrating statistically significant benefit in the 12-month event free survival (EFS) primary endpoint of the study. The Company anticipates submitting a Biologics Licensing Application (BLA) to the U.S. FDA for OST-HER2 in osteosarcoma in 2026 and, if approved, would become eligible to receive a Priority Review Voucher that it could then sell. OST-HER2 has completed a Phase 1 clinical study primarily in breast cancer patients, in addition to showing preclinical efficacy data in various models of breast cancer. OST-HER2 has been conditionally approved by the U.S. Department of Agriculture for the treatment of canines with osteosarcoma.

In addition, OS Therapies is advancing its next-generation Antibody Drug Conjugate (ADC) and Drug Conjugates (DC), known as tunable ADC (tADC), which features tunable, tailored antibody-linker-payload candidates. This platform leverages the Company’s proprietary silicone Si-Linker and Conditionally Active Payload (CAP) technology, enabling the delivery of multiple payloads per linker. For more information, please visit www.ostherapies.com.

Forward-Looking Statements

Statements in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements and terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” or other comparable terms involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of OS Therapies and members of its management, as well as the assumptions on which such statements are based. OS Therapies cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to the approval of OST-HER2 by the U.S. FDA and other risks and uncertainties described in “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and other subsequent documents the Company files with the Securities and Exchange Commission. Any forward-looking statements contained in this press release speak only as of the date hereof, and, except as required by the federal securities laws, OS Therapies specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

OS Therapies Contact Information:

Investor Relations

Harrison Seidner, PhD

WaterSeid Partners

OSTX@waterseid.com

Public Relations

Stephanie Chen

Elev8 New Media

media@ostherapies.com

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